FOR IMMEDIATE RELEASE
NEWS RELEASE
Pacira BioSciences Reports Preliminary Net Product Sales of $44.3 Million for October 2021

-- EXPAREL average daily sales for October 2021 were 109% of October 2020 --

TAMPA, FL, November 9, 2021 - Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to non-opioid pain management and regenerative health solutions, today reported preliminary unaudited net product sales. EXPAREL® (bupivacaine liposome injectable suspension) net product sales of $42.5 million for the month of October 2021, compared with $40.7 million for the prior year. Net product sales of iovera° were $1.2 million for the month of October 2021, compared with $1.0 million for the prior year. EXPAREL average daily sales for the month of October 2021 were 109 percent of October 2020. The company reports average daily growth rates for EXPAREL to account for differences in the number of selling days per reporting period. EXPAREL selling days were 21 in October 2021 and 22 in October 2020.

“EXPAREL utilization continues to significantly outperform the elective surgery market with October sales trends showing a reduction in pandemic-related challenges and giving us further confidence in our outlook for strong growth in the fourth quarter,” said Dave Stack, chairman and chief executive officer of Pacira BioSciences. “Integration planning continues to progress, and we look forward to adding ZILRETTA to our commercial offering after our previously announced acquisition of Flexion closes. ZILRETTA is expected to provide significant operational synergies, accretion, and growth potential that we believe will be further fueled by our complementary call points and extensive commercial infrastructure. Looking ahead, we believe we are well positioned to deliver topline annual growth in the high teens with operating margins that exceed 50 percent by the end of our 5-year planning period.”

The company’s net product sales were negatively impacted by the COVID-19 pandemic in 2020 due to the significant postponement or suspension in the scheduling of elective surgical procedures resulting from public health guidance and government directives. Elective surgery restrictions began to lift on a state-by-state basis in April 2020, allowing EXPAREL sales to return to year-over-year growth in June 2020. However, while many restrictions have since eased and COVID-19 vaccines have become more widely available and administered to the general public, it is still unclear how long it will take the elective surgery market to normalize, or if restrictions on elective procedures will recur due to COVID-19 variant strains or otherwise.

To provide greater transparency, the company is reporting monthly intra-quarter unaudited net product sales until it has gained enough visibility around the impacts of COVID-19. The company is also providing weekly EXPAREL utilization and elective surgery data within its investor presentation, which is accessible at investor.pacira.com. The financial information included in this press release is preliminary, unaudited, and subject to adjustment. It does not present all information necessary for an understanding of the company’s financial results for the fourth quarter or full year 2021.

About Pacira BioSciences

Pacira BioSciences, Inc. (Nasdaq: PCRX) is the industry leader in its commitment to non-opioid pain management and regenerative health solutions to improve patients’ journeys along the neural pain pathway. The company’s long-acting local analgesic, EXPAREL® (bupivacaine liposome injectable suspension) was commercially launched in the United States in April 2012. EXPAREL utilizes the company’s unique and proprietary multivesicular liposome product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. In April 2019, Pacira acquired the iovera° system, a handheld cryoanalgesia device used to deliver precise, controlled doses of cold temperature only to targeted nerves. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is indicated in patients 6 years of age and older for single-dose infiltration to produce postsurgical local analgesia, and in adults as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with multivesicular liposomes, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the multivesicular liposome platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information for Patients

EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies in adults where EXPAREL was injected into a wound, the most common side effects were nausea, constipation, and vomiting. In studies in adults where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. In the study where EXPAREL was given to children, the most common side effects were nausea, vomiting, constipation, low blood pressure, low number of red blood cells, muscle twitching, blurred vision, itching, and rapid heartbeat. EXPAREL can cause a temporary loss of feeling and/or loss of muscle movement. How much and how long the loss of feeling and/or muscle movement depends on where and how much of EXPAREL was injected and may last for up to 5 days. EXPAREL is not recommended to be used in patients younger than 6 years old for injection into the wound, for patients younger than 18 years old for injection near a nerve, and/or in pregnant women. Tell your health care provider if you or your child has liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from the body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL can affect the nervous system and the cardiovascular system; may cause an allergic reaction; may cause damage if injected into the joints; and can cause a rare blood disorder.

About iovera°®

The iovera° system is used to destroy tissue during surgical procedures by applying freezing cold. It can also be used to produce lesions in peripheral nervous tissue by the application of cold to the selected site for the blocking of pain. It is also indicated for the relief of pain and symptoms associated with osteoarthritis of the knee for up to 90 days. In one study, the majority of the patients suffering from osteoarthritis of the knee experienced pain and system relief beyond 150 days. The iovera° system’s “1×90” Smart Tip configuration (indicating one needle which is 90 mm long) can also facilitate target nerve location by conducting electrical nerve stimulation from a separate nerve stimulator. The iovera° system is not indicated for treatment of central nervous system tissue.

Important Safety Information

The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the-counter analgesics.

Forward-Looking Statements

Any statements in this press release about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words ““believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements related to the anticipated consummation of the acquisition of Flexion Therapeutics, Inc. and the timing and benefits thereof, Pacira’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs, patent terms and other statements that are not historical facts. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: risks related to Pacira’s ability to complete the transaction on the proposed terms and schedule or at all; whether the tender offer conditions will be satisfied; whether sufficient stockholders of Flexion tender their shares in the transaction; the outcome of legal proceedings that may be instituted against Flexion and/or others relating to the transaction; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; the commercial success of ZILRETTA® (triamcinolone acetonide extended-release injectable suspension); risks related to future opportunities and plans for Flexion and its products, including uncertainty of the expected financial performance of Flexion and its products, including whether the milestones will ever be achieved; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the possibility that if Pacira does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Pacira’s shares could decline; the impact of the COVID-19 pandemic on elective surgeries, our manufacturing and supply chain, global and U.S. economic conditions, and our business and results of operations; the success of Pacira’s sales and manufacturing efforts in support of the commercialization of EXPAREL and iovera°; the rate and degree of market acceptance of EXPAREL and iovera°; the size and growth of the potential markets for EXPAREL and iovera° and Pacira’s ability to serve those markets; Pacira’s plans to expand the use of EXPAREL and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL and iovera°; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications; our plans to evaluate, develop and pursue additional multivesicular liposome-based product candidates; the approval of the commercialization of our products in other jurisdictions; clinical trials in support of an existing or potential multivesicular liposome-based product; our commercialization and marketing capabilities and our ability to successfully construct an additional EXPAREL manufacturing suite in San Diego, California; the outcome of any litigation; the ability to successfully integrate any future acquisitions into Pacira’s existing business, including Flexion; and the recoverability of Pacira’s deferred tax assets; assumptions associated with contingent consideration payments and other factors discussed in the “Risk Factors” of each of Pacira’s and Flexion’s most recent Annual Report on Form 10-K and in other filings that Pacira and Flexion periodically make with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Pacira’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such Pacira anticipates that subsequent events and developments will cause its views to change. However, while Pacira may elect to update these forward-looking statements at some point in the future, Pacira specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Pacira’s views as of any date subsequent to the date of this press release.

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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Kristin Capone, (973) 588-2108
kcapone@coynepr.com